Exhibit 10.2

                               LICENSING AGREEMENT

                                  By and Among

                         AMERICAN HYGIENICS CORPORATION
                 A Privately-Owned Corporation Incorporated and
                       Governed by the Republic of China,

                              GREEN HYGIENICS, INC.
               A Corporation Incorporated in the State of Florida


                           Dated as of August 1, 2012


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                               LICENSING AGREEMENT

     THIS LICENSING AGREEMENT (this "Agreement") is entered into as of this 1st day of AUGUST, 2012 by and between GREEN HYGIENICS, INC. ("GHI"), a Florida Corporation; and AMERICAN HYGIENICS CORPORATION ("AHC"), a corporation domiciled in the People's Republic of China.

                                    Recitals

     WHEREAS, shareholders of AHC agree to license its products holding Intellectual Passport on bamboo pulp-based hygiene products manufacturing to GHI, in exchange for the fees as negotiated through a markup to the wholesale price. The initial list of products to be provided by AHC are disclosed on Exhibit A.

     WHEREAS, GHI will have a North American exclusive with AHC for the bamboo products listed in Exhibit A for a period of five (5) years. At the expiry of five years and the conditions set forth being met, there will be an automatic renewal for a minimum of five (5) years. This Agreement shall remain contracted with GHI and will not be assigned to the parent company post-Reverse Merger unless approved by both parties. Certain conditions, as stated in Exhibit A, including certain levels of annual sales for stated products, will be required for Agreement. Additionally, certain requirements related to each SKU are stated in Exhibit A.

     NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

                                       I.
                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF GHI

     GHI hereby represents and warrants as follows:

     1. Organization.

     GHI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the GHI due diligence materials previously submitted, are complete and correct copies of the articles of incorporation, and bylaws of GHI as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of GHI's articles of incorporation or bylaws. GHI has taken all actions required by law, its articles of incorporation, or otherwise to authorize the execution and delivery of this Agreement. GHI has full power, authority, and legal right and has taken all action required by law, its articles of incorporation, and otherwise to consummate the transactions herein contemplated.

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     2.  Non-Compete.  During the term of this  Agreement,  GHI will not compete with AHC and related entities.

     3. Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of GHI.

     4. Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of GHI, threatened against GHI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. GHI does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which would result in the discovery of such a default.

     5. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material agreement or instrument to which GHI is a party or to which any of its assets, properties or operations are subject.

     6. Compliance With Laws and Regulations. To the best of its knowledge, GHI has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of GHI or except to the extent that noncompliance would not result in the occurrence of any material liability for GHI. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

     7. Approval of Agreement. The Board of Directors of GHI has authorized the execution and delivery of this Agreement by GHI and has approved this Agreement and the transactions contemplated hereby. This Agreement shall be subject to approval of GHI in accordance with the laws of the State of Florida, including any preemptive or dissenters rights under such State's laws.

     8. Valid Obligation. This Agreement and all agreements and other documents executed by GHI in connection herewith constitute the valid and binding obligation of GHI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

     9. GHI will take charge of all sales and marketing within the territory of all the brands and products listed in exhibit A to its best capacity and will assume all the expenses incurred in regards to the sales of the products

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                                       II.
                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AHC

     AHC hereby represents and warrants as follows:

     1. Organization. AHC is a corporation duly organized, validly existing, and in good standing under the laws of PEOPLE'S REPUBLIC OF CHINA and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the AHC due diligence materials submitted herewith, are complete and correct copies of the certificate of incorporation and bylaws of AHC as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of AHC's certificate of incorporation or bylaws. AHC has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and AHC has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

     2. Not Used.

     3. Not Used.

     4. Information. The information concerning AHC provided in the due diligence materials and as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     5. Litigation and Proceeding. There are no actions, suits, or proceedings pending or, to the knowledge of AHC after reasonable investigation, threatened by or against AHC or affecting AHC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. AHC has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance, which after reasonable investigation would result in the discovery of such default.

     6. Contracts. AHC is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral which would impede or prevent entry into, performance of, or due enforcement of this Agreement.

     7. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not

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result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which AHC is a party or to which any of its assets, properties or operations are subject.

     8. Compliance With Laws and Regulations. To the best of its knowledge, AHC has complied with all applicable statutes and regulations of federal, state, or other applicable governmental entity or agency thereof, relevant in its compliance to labeling and approvals of their products to be sold within the laws of the market its being sold to as this remains its obligation for branded and private label products.

     9. Approval of Agreement. The Board of Directors of AHC has authorized the execution and delivery of this Agreement by AHC and has approved this Agreement and the transactions contemplated hereby.

     10. Valid Obligation. This Agreement and all agreements and other documents executed by AHC in connection herewith constitute the valid and binding obligation of AHC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

                                      III.
                                SPECIAL COVENANTS

     1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur no later than August 5, 2012, or as otherwise mutually agreed to by the parties hereto.

     2. Not Used.

     3. Termination. This Agreement may be terminated by the Board of Directors of GHI only in the event that the conditions precedent set forth in this Agreement are not satisfied. This Agreement may be terminated by the Board of Directors of AHC only in the event that the conditions precedent set forth are not satisfied. If this Agreement is terminated there shall be of no further force or effect, and no obligation, right or liability shall arise hereunder. The termination is required to be provided by either party to the other party with a 90 days' written notice. Should either party terminate the Agreement for cause, the prevailing party shall have the rights to the customers and/or accounts of GHI.

     4. Not Used

     5. Third Party Consents and Certificates. AHC and GHI agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

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     6. Obligations of Both Parties.

     From and after the date of this Agreement until the termination of the Agreement and, except as expressly permitted or contemplated by this Agreement, AHC and GHI respectively, will each:

          i. carry on its business in substantially the same manner as it has heretofore;

          ii. maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          iii. use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

          iv. fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     7. Indemnification.

     GHI hereby agrees to indemnify AHC and each of the officers, agents and directors of AHC as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) ("Loss"), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing. AHC hereby agrees to indemnify GHI and each of the officers, agents, and directors of GHI and the GHI Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

                                       IV.
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF AHC

     The   obligations   of  AHC  under  this   Agreement  are  subject  to  the
satisfaction, at or before the Closing Date, of the following conditions:

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     1.  Accuracy  of   Representations   and  Performance  of  Covenants.   The
representations and warranties made by GHI and the GHI Shareholders in this Agreement shall be true in all material respects (other than representations and warranties which contain materiality standards, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for changes therein permitted by this Agreement). GHI shall have performed or complied with, in all material respects, all covenants and conditions required by this Agreement to be performed or complied with by GHI prior to or at the Closing. AHC shall be furnished with a certificate, signed by a duly authorized executive officer of GHI and dated the Closing Date, to the foregoing effect.

     2. Officer's Certificate. AHC shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of GHI to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of GHI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, which might result in any material adverse change in any of the assets, properties, business, or operations of GHI.

     3. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     4. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of GHI after the Closing Date on the basis as presently operated shall have been obtained.

                                       V.
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF GHI

     The   obligations   of  GHI  under  this   Agreement  are  subject  to  the
satisfaction, at or before the Closing Date, of the following conditions:

     1. Accuracy of Representations and Performance of Covenants. The representations and warranties made by AHC in this Agreement shall be true in all material respects (other than representations and warranties which contain materiality standards, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date. Additionally, AHC shall have performed and complied, in all material respects, with all covenants and conditions required by this Agreement to be performed or complied with by AHC.

     2. Officer's Certificate. GHI shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of AHC, to the effect that no litigation, proceeding, investigation or inquiry is

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pending,  or to the best knowledge of AHC  threatened,  which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the AHC's filings with the Securities and Exchange Commission, by or against AHC, which might result in any material adverse change in any of the assets, properties or operations of AHC.

     3. Good Standing. GHI shall have received a certificate of good standing from the Secretary of State of the State of Florida or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that GHI is in good standing as a corporation in the State of Florida and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

     4. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

     5. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of AHC after the Closing Date on the basis as presently operated shall have been obtained.

                                       VI.
                                  MISCELLANEOUS

     1. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of Hong Kong. Venue for all matters shall be in Hong Kong, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in by Hong Kong International Arbitration Center (HKIAC). By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

     2. Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to GHI:            Bruce Harmon,
                               Chief Executive Officer
                               1222 SE 47th St.
                               Cape Coral, FL 33904
                               Telephone: (239) 699-9082
                               Email: harmon.bruce@gmail.com

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         With a copy to:





         If to AHC:            American Hygienics Corporation
                               Attn  Neal Parmar
                               No.6, Lane 3129, Shenzhuan
                               Highway,Sheshan
                               town,Songjiang,Shanghai, China
                               Zip: 201602
                               Tel :+86 21 5766 9436
                               Neal@amhygienics.com


         With a copy to:





For such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

     3. Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     4. Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

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     5. Third Party  Beneficiaries.  This  contract is strictly  between AHC and
GHI, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     6. Expenses. Subject to this Agreement, each of AHC and GHI will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this transaction contemplated hereby.

     7. Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

     8. Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

     9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     10. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     11. Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

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     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

                              Green Hygienics, Inc.,
                              A Florida Corporation


                              By: /s/ Bruce Harmon
                                 -----------------------------------------------
                                 Name:  Bruce Harmon
                                 Title: Chief Executive Officer

                              American Hygienics Corporation,
                              A People's Republic of China WOFE -
                              wholly-owned Foreign entity


                              By: /s/ Yogesh Parmar
                                 -----------------------------------------------
                                Name:  Yogesh Parmar
                                Title: President and Authorized signatory


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                                    EXHIBIT A

The following products under this Agreement to be provided to GHI exclusively from AHC are as follows (additional products may be added from time to time and are not required to be added as an addendum to this Agreement) for the North American market only.

     *    Female Sanitary Pads made from bamboo pulp
     *    Panty Liners made from bamboo pulp
     *    Biodegradable diapers of 100% bamboo pulp
     *    TCF free bamboo pulp based plate and cups
     *    Produce platters and absorbents made from bamboo pulp
     *    Nursing pads made from bamboo pulp
     *    Under arm absorbing pads made from bamboo pulp
     *    Dryer sheet pads made from bamboo viscous fiber
     *    Divers stationary 100% tree free

Products transacted between GHI and AHC beyond this scope of Exhibit A may not be exclusive to GHI. All other products offered by AHC are available to GHI on a non-exclusive basis for the North American retail and institutional market only.

GHI will only promote products made and/or sourced by AHC or its related entities in regards to products made containing pulp, paper, non-wovens, and/or surfactants. GHI can promote other products from other manufacturers not containing any of these components.

Target Sales for the licensing requirements for bamboo pulp based hygiene product. Commencement of time starts upon clearance for marketing by AHC and submission to and receipt of samples by GHI.

     1) Feminine Pads - US$150,000 for the first year, as defined within this contract, and 25% growth per year for the second year forward.

          a)   Female Sanitary Pads made from bamboo Pulp
          b)   Panty Liners made from bamboo pulp
          c)   Diapers made from bamboo pulp

     2) Miscellaneus products - US$100,000 for the first year, as defined within this contract, and 25% growth per year for the second year forward.

          a)   TCF free bamboo pulp-based plate and cups
          b)   Produce platters and absorbents made from bamboo pulp
          c)   Nursing pads made from bamboo pulp
          d)   Under arm absorbing pads made from bamboo pulp
          e)   Dryer sheet pads made from bamboo viscous fiber
          f)   Divers stationary 100% tree free

     3) Miscellaneous branded products - US$150,000 for the first year, as defined within this contract, and 25% growth per year for the second year forward

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          a)   All products with the trademark Premium Formulation
          b) All products with the trademark Clearly Herbal, contingent on AHI gaining exclusivity.
          c)   All products with the trademark Green & Soft
          d)   All products with the trademark GHI



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